                                                                  Exhibit (a)(9)

                             CDC NVEST FUNDS TRUST I

 Amendment No. 8 to Second Restatement of Amended Agreement and Declaration of
                                     Trust

     The undersigned, being at least a majority of the Trustees of CDC Nvest Funds Trust I (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Second Restatement of Amended Agreement and Declaration of Trust, as amended by Amendment Nos. 1, 2, 3, 4, 5, 6 and 7 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, as follows:

     1. The name of the Trust is hereby amended to be "IXIS Advisor Funds Trust I."

     2. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

          Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: IXIS Cash Management Trust - Money Market Series.

     3.   The address of the Trustees is:
          c/o IXIS Advisor Funds Trust I
          399 Boylston Street
          Boston, Massachusetts 02116

     The foregoing amendment shall be effective on May 1, 2005.

     IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 11th day of March, 2005.

/s/ GRAHAM T. ALLISON, JR.                /s/ RICHARD DARMAN
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Graham T. Allison, Jr.                    Richard Darman

/s/ EDWARD A. BENJAMIN                    /s/ JOHN T. HAILER
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Edward A. Benjamin                        John T. Hailer

/s/ ROBERT J. BLANDING                    /s/ SANDRA O. MOOSE
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Robert J. Blanding                        Sandra O. Moose

/s/ DANIEL M. CAIN                        /s/ JOHN A. SHANE
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Daniel M. Cain                            John A. Shane

/s/ PAUL G. CHENAULT                      /s/ KENNETH COWAN
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Paul G. Chenault                          Kenneth Cowan